UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 7, 2006

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 7, 2006, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that, due to our failure to file our Annual Report on Form 10-K for 2005 by March 31, 2006, with the Securities and Exchange Commission, we were no longer in compliance with the requirements of Marketplace Rule 4310(c)(14). Accordingly, our common stock would have been delisted from The Nasdaq Stock Market at the opening of business on April 13, 2006, unless we requested a hearing in accordance with the Marketplace Rule 4800 Series.
     We have requested an appeal hearing with the Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq National Market. Under Nasdaq Marketplace Rules, our common stock will remain listed on the Nasdaq National Market pending the outcome of the hearing.
Item 7.01 Regulation FD Disclosure
     A copy of our press release, dated April 10, 2006, relating to a notice of potential delisting from The Nasdaq Stock Market is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release of Cray Inc., dated April 10, 2006, relating to a notice of potential delisting from The Nasdaq Stock Market

     The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
April 10, 2006

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel